Exhibit 99.1

PQ Group Reports Third Quarter 2020 Results;
Continued Solid Execution While Advancing Portfolio Strategy

▪Sales of $380.3 million and Net income of $7.5 million with diluted EPS of $0.06; Adjusted net income of $27.5 million with Adjusted diluted EPS of $0.20;
▪Adjusted EBITDA of $108.6 million impacted by $5 million related to Hurricane Laura and a hydrocracking order deferred to the fourth quarter; Adjusted EBITDA margin of 26.7%;
▪Advancing Simpler + Stronger portfolio strategy with planned sale of Performance Materials and launch of strategic alternatives process for Performance Chemicals

MALVERN, PA, October 30, 2020 -- PQ Group Holdings Inc. (NYSE:PQG) (“PQ” or the “company”) today reported results for the third quarter ended September 30, 2020. Sales of $380.3 million decreased 10.3% compared with the same period in 2019, largely on lower sales volume related to the pace of economic recovery from COVID-19. Net income was $7.5 million with $0.06 diluted EPS and Adjusted net income was $27.5 million with $0.20 Adjusted diluted EPS. Adjusted EBITDA of $108.6 million was down 21.1% from the same period in the prior year, primarily from lower sales volumes offset by favorable pricing and cost reductions. This performance resulted in a solid Adjusted EBITDA margin of 26.7%. Third quarter financial performance was largely in line with the second quarter, with results modestly suppressed from Hurricane Laura and the deferral of a hydrocracking order into the fourth quarter.

“As the global economy gradually recovers from the pandemic, the PQ team continued to perform well, and Refining Services again led the way with Adjusted EBITDA margins of more than 40%,” said Belgacem Chariag, PQ Chairman, President and Chief Executive Officer. “PQ also is taking significant steps to unlock value for shareholders with the planned sale of Performance Materials, review of strategic alternatives for Performance Chemicals and expansion of our capital allocation program beyond reinvestment and debt reduction to include special dividends.”

Review of Segment Results

Aligned with the pace of the global economy recovery, the company continues to carefully match costs and output with the evolving demand picture. The company sees signs that the second quarter of 2020 marked the trough in global demand. While consumption generally remains below prior-year levels, the vast majority of the company’s key end use areas shows moderate to improving demand patterns.

Refining Services

Global gasoline demand has recovered since June to about 90% of 2019 levels on steady increases in miles driven combined with reduction in production supply as a number of North American refineries closed or idled their facilities. For the high-grade virgin sulfuric acid product line, demand from mining customers led the rebound, followed by signs of recovery in general industrial and automotive applications.

Sales of $107.6 million and Adjusted EBITDA of $44.3 million decreased 9.0% and 13.5%, respectively, versus the same period in 2019, as lower refinery utilization rates impacted volume demand for regeneration services.

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 1

Catalysts

Demand for silica-based catalysts continued to outpace the broader polyethylene industry for packaging, containers and film. As expected for hydrocracking catalysts and specialty catalysts, refinery customers have shifted facility change-outs beyond 2020 on reduced fuel consumption patterns.

Silica Catalysts sales of $23.1 million decreased 9.8% versus the same period in 2019 as higher demand for polyolefin catalysts was more than offset by lower methyl methacrylate catalysts orders. Due to deferrals of refinery change outs, Zeolyst JV sales of $26.6 million were down $27.8 million on lower order demand for specialty and hydrocracking catalysts. Adjusted EBITDA of $11.8 million decreased $19.8 million as lower revenues outpaced cost reductions given the fixed nature of some costs.

Performance Chemicals

Since the second quarter, improving signs of economic recovery are benefiting a few consumer product and industrial and process chemicals applications. However, demand for commercial cleaning remained soft and detergents and personal care eased from the strong second-quarter surge by consumers stocking up for COVID-19 stay-at-home mandates.

Sales of $148.5 million decreased 11.6% versus the same period in 2019 on demand weakness for sodium silicate within detergents, general industrial and oil processing. Adjusted EBITDA of $33.9 million decreased 7.9%, on lower sales volumes that were partly offset by cost benefits from the company’s Performance Chemicals transformation and other cost initiatives.

Performance Materials

European highway safety and industrial end use demand is showing a steady recovery from trough levels in the second quarter. North American highway demand reflects a modestly reduced level of striping activity from COVID-related work restrictions.

Third quarter sales of $104.6 million decreased 9.1% versus the same period in 2019 due to lower volume partly offset by favorable pricing. Adjusted EBITDA of $25.3 million decreased 1.9%, with lower sales largely offset by improved pricing and active cost reductions.

Strategic Transformation

On October 15, 2020, the company announced it had entered into a definitive agreement to sell Performance Materials for $650 million to an affiliate of the private equity firm The Jordan Company, L.P., with closing expected by the end of the year, subject to regulatory approvals and customary closing conditions. The company also announced that it was beginning a strategic review of Performance Chemicals.

“As we complete the sale of Performance Materials and advance the strategic review of Performance Chemicals, our focus is on reshaping the portfolio for higher margins and higher growth potential. We believe that our core business fits very well within the global secular trends toward a clean energy transition and a circular plastics economy,” said Chariag. “In addition, after deploying nearly all capital since our initial public offering to reinvestment and debt reduction, we are pleased to be adding special dividends as an option to provide direct returns to shareholders.”

Balance Sheet and Cash Utilization

At September 30, 2020, the company had total available liquidity of $345.4 million, including cash and cash equivalents of $164.3 million. The company expects to use after-tax cash proceeds from the sale of Performance Materials, along with a portion of cash balances, to reduce approximately $460 million in debt while also allocating up to $250 million, or $1.84 per share, to a planned special dividend to shareholders. The special dividend is subject to board approval and declaration.

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 2

2020 Financial Outlook

With execution to date resulting in solid financial performance, the outlook for 2020 remains on track. On a consolidated basis including Performance Materials, the company projects sales of $1,430 to $1,460 million(1), Adjusted EBITDA of $410 to $425 million and Adjusted Free Cash Flow of $145 million to $155 million, excluding $18 million in cash proceeds from a product line sale earlier in 2020.

With the pending transaction, Performance Materials is expected to be reported as a discontinued operation beginning in the fourth quarter of 2020. Consequently, the company is also providing 2020 guidance from continuing operations, excluding Performance Materials, as below:

▪Sales of $1,080 to $1,100 million(1)
▪Adjusted EBITDA of $330 to $345 million
▪Adjusted free cash flow of $95 to $105 million

The company is withdrawing its 2020 EPS guidance as it finalizes the tax effect of the divestiture.

(1) GAAP sales only; Excludes proportionate 50% share of Zeolyst Joint Venture sales target of $120 to $130 million.

Conference Call and Webcast Details

On Friday, October 30, 2020, PQ management will review the results during a conference call and audio-only webcast scheduled for 10:00 a.m. Eastern Time.

Conference Call: Investors may listen to the conference call live via telephone by dialing 1 (877) 876-9177 (domestic) or 1 (785) 424-1672 (international) and use the participant code PQGQ320.

Webcast: An audio-only live webcast of the conference call and presentation materials can be accessed at http://investor.pqcorp.com. A replay of the conference call/webcast will be made available at http://investor.pqcorp.com/events-presentations.

Investor Contact:
Nahla A. Azmy
(610) 651-4561
Nahla.Azmy@pqcorp.com

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 3

About PQ Group Holdings Inc.

PQ Group Holdings Inc. and subsidiaries is a leading integrated and innovative global provider of specialty catalysts, materials, chemicals and services. We support customers globally through our strategically located network of manufacturing facilities. We believe that our products, which are predominantly inorganic, and services contribute to improving the sustainability of the environment.

We have four uniquely positioned specialty businesses: Refining Services provides sulfuric acid recycling to the North American refining industry; Catalysts serves the packaging and engineering plastics and the global refining, petrochemical and emissions control industries; Performance Materials produces transportation reflective safety markings for roads and airports; and Performance Chemicals supplies diverse product end uses, including personal and industrial cleaning products, fuel-efficient tires, surface coatings, and food and beverage products.

We serve over 4,000 customers globally across many end uses and operate over 70 manufacturing facilities which are strategically located across six continents. For more information, see our website at https://www.pqcorp.com.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this press release, the company has provided non-GAAP financial measures — Adjusted EBITDA, Adjusted EBITDA margin, Adjusted free cash flow, Adjusted net income, Adjusted EPS, Adjusted diluted EPS, constant currency sales and constant currency Adjusted EBITDA (collectively, “Non-GAAP Financial Measures”) — which present results on a basis adjusted for certain items. The company uses these Non-GAAP Financial Measures for business planning purposes and in measuring its performance relative to that of its competitors. The company believes that these Non-GAAP Financial Measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that the company believes are not representative of its core business. These Non-GAAP Financial Measures are not intended to replace, and should not be considered superior to, the presentation of the company’s financial results in accordance with GAAP. The use of the Non-GAAP Financial Measures terms may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. These Non-GAAP Financial Measures are reconciled from the respective measures under GAAP in the appendix below.

In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for all countries where the functional currency is not the U.S. dollar. We calculate constant currency sales and constant currency Adjusted EBITDA by translating current period results at the prior period’s currency exchange rates. When we refer to constant currency sales and constant currency Adjusted EBITDA, this means sales and Adjusted EBITDA without the impact of the currency exchange rate fluctuations from period-to period.

The company is not able to provide a reconciliation of the company’s non-GAAP financial guidance to the corresponding GAAP measures without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation such as certain non-cash, nonrecurring or other items that are included in net income and EBITDA as well as the related tax impacts of these items and asset dispositions / acquisitions and changes in foreign currency exchange rates that are included in cash flow, due to the uncertainty and variability of the nature and amount of these future charges and costs.

Zeolyst Joint Venture

The company’s zeolite catalysts product group operates through its Zeolyst Joint Venture, which is accounted for as an equity method investment in accordance with GAAP. The presentation of the Zeolyst Joint Venture’s sales represents 50% of the sales of the Zeolyst Joint Venture. The company does not record sales by the Zeolyst Joint Venture as revenue and such sales are not consolidated within the company’s results of operations. However, the company’s Adjusted EBITDA reflects the share of earnings of the Zeolyst Joint Venture that have been recorded as equity in net income from affiliated companies in the company’s consolidated statements of income for such periods and includes Zeolyst Joint Venture adjustments on a proportionate basis based on the company’s 50% ownership interest. Accordingly, the company’s Adjusted EBITDA margins are calculated including 50% of the sales of the Zeolyst Joint Venture for the relevant periods in the denominator.

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 4

Note on Forward-Looking Statements

Some of the information contained in this press release constitutes “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Examples of forward-looking statements include, but are not limited to, statements regarding the sale of the Performance Materials business segment and the review of strategic alternatives for the Performance Chemicals business segment, including the intended use of proceeds therefrom, our future results of operations, financial condition, liquidity, prospects, growth, strategies, capital allocation program, product and service offerings, including the impact of the COVID-19 pandemic on such items, expected demand trends and our 2020 financial outlook. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to close on the sale of the Performance Materials business segment on our anticipated timeline, or at all, our ability to identify a strategic alternative for the Performance Chemicals business segment and to execute on such alternative, regional, national or global political, economic, business, competitive, market and regulatory conditions, including the ongoing COVID-19 pandemic, tariffs and trade disputes, currency exchange rates and other factors, including those described in the sections titled “Risk Factors” and “Management Discussion & Analysis of Financial Condition and Results of Operations” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 5

PQ GROUP HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except share and per share amounts)

	Three months ended September 30,			Nine months ended September 30,
	2020	2019	% Change	2020	2019	% Change

Sales	$380.3	$423.8	(10.3)%	$1,101.4	$1,214.7	(9.3)%
Cost of goods sold	283.8	310.9	(8.7)%	823.5	905.4	(9.0)%
Gross profit	96.5	112.9	(14.5)%	277.9	309.3	(10.2)%
Selling, general and administrative expenses	37.1	39.5	(6.1)%	119.3	123.6	(3.5)%
Other operating expense, net	12.4	15.7	(21.0)%	47.0	28.4	65.5%
Operating income	47.0	57.6	(18.4)%	111.6	157.2	(29.0)%
Equity in net (income) from affiliated companies	(0.2)	(17.3)	(98.8)%	(20.0)	(31.6)	(36.7)%
Interest expense, net	18.6	27.7	(32.9)%	65.4	84.9	(23.0)%
Debt extinguishment costs	14.0	1.8	677.8%	16.5	1.8	816.7%
Other (income) expense, net	(5.0)	1.9	(363.2)%	(4.3)	1.8	(338.9)%
Income before income taxes and noncontrolling interest	19.6	43.5	(54.9)%	54.0	100.4	(46.2)%
Provision for income taxes(1)	11.8	16.7	(29.3)%	29.4	39.5	(25.6)%
Effective tax rate	60.1%	38.4%		54.5%	39.3%
Net income	7.8	26.8	(70.9)%	24.6	60.9	(59.6)%
Less: Net income attributable to the noncontrolling interest	0.3	0.1	200.0%	0.9	0.5	80.0%
Net income attributable to PQ Group Holdings Inc.	$7.5	$26.7	(71.9)%	$23.7	$60.4	(60.8)%

Earnings per share:
Basic earnings per share	$0.06	$0.20		$0.17	$0.45
Diluted earnings per share	$0.06	$0.20		$0.17	$0.45

Weighted average shares outstanding:
Basic	135,106,969	134,511,819		135,292,163	134,213,571
Diluted	135,979,118	135,649,710		136,188,033	135,305,370

(1)Net of a $1.0 million and $8.8 million provision for Global Intangible Low-Taxed Income (“GILTI”) for the three and nine months ended September 30, 2020, respectively. Net of a $6.2 million and $13.9 million provision for Global Intangible Low-Taxed Income (“GILTI”) for the three and nine months ended September 30, 2019, respectively.

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 6

PQ GROUP HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$164.3	$72.3
Accounts receivable, net	196.1	179.6
Inventories, net	249.7	280.9
Prepaid and other current assets	37.4	35.8
Total current assets	647.5	568.6
Investments in affiliated companies	479.5	472.9
Property, plant and equipment, net	1,135.8	1,186.8
Goodwill	1,263.9	1,259.8
Other intangible assets, net	638.8	676.4
Right-of-use lease assets	56.2	57.3
Other long-term assets	102.7	99.1
Total assets	$4,324.4	$4,320.9
LIABILITIES
Notes payable and current maturities of long-term debt	$8.0	$7.8
Accounts payable	116.8	144.4
Operating lease liabilities—current	16.8	15.2
Accrued liabilities	86.1	102.2
Total current liabilities	227.7	269.6
Long-term debt, excluding current portion	1,911.5	1,899.2
Deferred income taxes	224.5	218.0
Operating lease liabilities—noncurrent	38.3	40.2
Other long-term liabilities	118.2	108.6
Total liabilities	2,520.2	2,535.6
Commitments and contingencies
EQUITY
Common stock ($0.01 par); authorized shares 450,000,000; issued shares 136,787,670 and 136,861,382 on September 30, 2020 and December 31, 2019, respectively; outstanding shares 136,056,817 and 136,464,961 on September 30, 2020 and December 31, 2019, respectively	1.4	1.4
Preferred stock ($0.01 par); authorized shares 50,000,000; no shares issued or outstanding on September 30, 2020 and December 31, 2019	—	—
Additional paid-in capital	1,715.5	1,696.9
Retained earnings	126.6	103.0
Treasury stock, at cost; shares 730,853 and 396,421 on September 30, 2020 and December 31, 2019, respectively	(10.5)	(6.5)
Accumulated other comprehensive loss	(32.5)	(15.4)
Total PQ Group Holdings Inc. equity	1,800.5	1,779.4
Noncontrolling interest	3.7	5.9
Total equity	1,804.2	1,785.3
Total liabilities and equity	$4,324.4	$4,320.9

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 7

PQ GROUP HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2020	2019
Cash flows from operating activities:	(in millions)
Net income	$24.6	$60.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	100.0	97.1
Amortization	36.3	38.1
Amortization of deferred financing costs and original issue discount	3.7	4.5
Debt extinguishment costs	14.1	1.8
Foreign currency exchange (gain) loss	(2.1)	5.4
Deferred income tax provision	9.8	16.8
Net (gain) loss on asset disposals	3.9	(7.7)
Stock compensation	18.4	13.6
Equity in net income from affiliated companies	(20.0)	(31.6)
Dividends received from affiliated companies	15.1	20.1
Net interest income on swaps designated as net investment hedges	(4.6)	(8.4)
Other, net	(9.1)	(7.2)
Working capital changes that provided (used) cash, excluding the effect of acquisitions and dispositions:
Receivables	(20.7)	(22.5)
Inventories	8.6	(1.8)
Prepaids and other current assets	(0.4)	0.3
Accounts payable	(10.1)	(4.1)
Accrued liabilities	(17.0)	6.6
Net cash provided by operating activities	150.6	181.9
Cash flows from investing activities:
Purchases of property, plant and equipment	(76.8)	(91.7)
Proceeds from sale of product line	18.0	28.0
Proceeds from sale of assets	10.3	—
Proceeds from sale of investment	1.8	—
Net interest proceeds on swaps designated as net investment hedges	4.6	8.4
Other, net	—	0.6
Net cash used in investing activities	(42.1)	(54.7)
Cash flows from financing activities:
Draw down of revolving credit facilities	175.4	161.6
Repayments of revolving credit facilities	(174.7)	(160.3)
Issuance of long-term debt	650.0	—
Debt issuance costs	(18.6)	—
Repayments of long-term debt	(627.5)	(105.8)
Debt prepayment fees	(10.6)	—
Stock repurchases	(4.1)	(2.2)
Proceeds from stock options exercised	0.2	4.0
Other, net	(0.3)	(0.5)
Net cash used in financing activities	(10.2)	(103.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6.0)	(3.4)
Net change in cash, cash equivalents and restricted cash	92.3	20.6
Cash, cash equivalents and restricted cash at beginning of period	73.9	59.7
Cash, cash equivalents and restricted cash at end of period	$166.2	$80.3

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 8

Appendix Table A-1: Reconciliation of Net Income to Segment Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in millions)
Reconciliation of net income attributable to PQ Group Holdings Inc. to Segment Adjusted EBITDA
Net income attributable to PQ Group Holdings Inc.	$7.5	$26.7	$23.7	$60.4
Provision for income taxes	11.8	16.7	29.4	39.5
Interest expense, net	18.6	27.7	65.4	84.9
Depreciation and amortization	45.8	44.2	136.3	135.2
EBITDA	83.7	115.4	254.8	320.1
Joint venture depreciation, amortization and interest(a)	3.6	3.7	11.1	11.2
Amortization of investment in affiliate step-up(b)	1.7	1.7	5.0	5.9
Debt extinguishment costs	14.0	1.8	16.5	1.8
Net (gain) loss on asset disposals(c)	(4.5)	1.1	3.9	(7.7)
Foreign currency exchange (gain) loss(d)	(4.6)	4.5	(2.1)	5.4
LIFO (benefit) expense(e)	(0.8)	0.5	(2.5)	10.8
Transaction and other related costs(f)	3.3	0.7	6.1	1.7
Equity-based compensation	6.1	4.8	18.4	13.6
Restructuring, integration and business optimization expenses(g)	4.6	0.7	10.2	1.4
Defined benefit pension plan cost (benefit) (h)	0.4	0.8	(0.1)	2.4
Other(i)	1.1	2.1	3.4	4.7
Adjusted EBITDA	108.6	137.7	324.7	371.2
Unallocated corporate expenses	6.7	7.7	26.0	28.0
Segment Adjusted EBITDA	$115.3	$145.4	$350.7	$399.2

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 9

Descriptions to PQ Non-GAAP Reconciliations
(a)We use Adjusted EBITDA as a performance measure to evaluate our financial results. Because our Catalysts segment includes our 50% interest in the Zeolyst Joint Venture, we include an adjustment for our 50% proportionate share of depreciation, amortization and interest expense of the Zeolyst Joint Venture.
(b)Represents the amortization of the fair value adjustments associated with the equity affiliate investment in the Zeolyst Joint Venture as a result of the combination of the businesses of PQ Holdings Inc. and Eco Services Operations LLC in May 2016 (the “Business Combination”). We determined the fair value of the equity affiliate investment and the fair value step-up was then attributed to the underlying assets of the Zeolyst Joint Venture. Amortization is primarily related to the fair value adjustments associated with fixed assets and intangible assets, including customer relationships and technical know-how.
(c)When asset disposals occur, we remove the impact of net gain/loss of the disposed asset because such impact primarily reflects the non-cash write-off of long-lived assets no longer in use.
(d)Reflects the exclusion of the foreign currency transaction gains and losses in the statements of income primarily related to the non-permanent intercompany debt denominated in local currency translated to U.S. dollars.
(e)Represents non-cash adjustments to the company’s LIFO reserves for certain inventories in the U.S. that are valued using the LIFO method, which we believe provides a means of comparison to other companies that may not use the same basis of accounting for inventories.
(f)Relates to certain transaction costs, including debt financing, due diligence and other costs related to transactions that are completed, pending or abandoned, that we believe are not representative of our ongoing business operations.
(g)Includes the impact of restructuring, integration and business optimization expenses which are incremental costs that are not representative of our ongoing business operations.
(h)Represents adjustments for defined benefit pension plan (benefit) costs in our statements of income. More than two-thirds of our defined benefit pension plan obligations are under defined benefit pension plans that are frozen, and the remaining obligations primarily relate to plans operated in certain of our non-U.S. locations that, pursuant to jurisdictional requirements, cannot be frozen. As such, we do not view such income or expenses as core to our ongoing business operations.
(i)Other costs consist of certain expenses that are not core to our ongoing business operations, including environmental remediation-related costs associated with the legacy operations of our business prior to the Business Combination, capital and franchise taxes, non-cash asset retirement obligation accretion and the initial implementation of procedures to comply with Section 404 of the Sarbanes-Oxley Act. Included in this line-item are rounding discrepancies that may arise from rounding from dollars (in thousands) to dollars (in millions).

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 10

Appendix Table A-2: Reconciliation of Net Income to Adjusted Net Income(1)

	Three months ended September 30,
	2020			2019
	Pre-tax	Tax expense (benefit)	After-tax	Pre-tax	Tax expense (benefit)	After-tax
	(in millions)
Net income before non-controlling interest	$19.6	$11.8	$7.8	$43.5	$16.7	$26.8
Less: Net income attributable to non-controlling interest	0.3	—	0.3	0.1	—	0.1
Net income attributable to PQ Group Holdings Inc.	19.3	11.8	7.5	43.4	16.7	26.7

Earnings per share:
Basic earnings per share			$0.06			$0.20
Diluted earnings per share			$0.06			$0.20

Net income attributable to PQ Group Holdings Inc.	$19.3	$11.8	$7.5	$43.4	$16.7	$26.7
Amortization of investment in affiliate step-up(b)	1.7	0.8	0.9	1.7	0.6	1.1
Debt extinguishment costs	14.0	6.1	7.9	1.8	0.6	1.2
Net (gain) loss on asset disposals(d)	(4.5)	(2.6)	(1.9)	1.1	0.3	0.8
Foreign currency exchange (gain) loss(e)	(4.6)	(1.1)	(3.5)	4.5	0.6	3.9
LIFO (benefit) expense(f)	(0.8)	(0.4)	(0.4)	0.5	0.1	0.4
Transaction and other related costs(g)	3.3	1.5	1.8	0.7	0.3	0.4
Equity-based compensation	6.1	3.0	3.1	4.8	1.6	3.2
Restructuring, integration and business optimization expenses(h)	4.6	2.1	2.5	0.7	0.2	0.5
Defined benefit plan pension cost(i)	0.4	0.2	0.2	0.8	0.3	0.5
Other(j)	1.1	0.6	0.5	2.1	0.7	1.4
Adjusted Net Income, including non-cash GILTI tax	40.6	22.0	18.6	62.1	22.0	40.1
Impact of non-cash GILTI tax(2)	—	(7.3)	7.3	—	(8.2)	8.2
Impact of tax reform(3)	—	(1.6)	1.6	—	—	—
Adjusted Net Income(1)	$40.6	$13.1	$27.5	$62.1	$13.8	$48.3

Adjusted earnings per share:
Adjusted basic earnings per share			$0.20			$0.36
Adjusted diluted earnings per share			$0.20			$0.36

Weighted average shares outstanding:
Basic			135,106,969			134,511,819
Diluted			135,979,118			135,649,710

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 11

	Nine months ended September 30,
	2020			2019
	Pre-tax	Tax expense (benefit)	After-tax	Pre-tax	Tax expense (benefit)	After-tax
	(in millions)
Net income before non-controlling interest	$54.0	$29.4	$24.6	$100.4	$39.5	$60.9
Less: Net income attributable to non-controlling interest	0.9	—	0.9	0.5	—	0.5
Net income attributable to PQ Group Holdings Inc.	53.1	29.4	23.7	99.9	39.5	60.4

Earnings per share:
Basic earnings per share			$0.17			$0.45
Diluted earnings per share			$0.17			$0.45

Net income attributable to PQ Group Holdings Inc.	$53.1	$29.4	$23.7	$99.9	$39.5	$60.4
Amortization of investment in affiliate step-up(b)	5.0	2.1	2.9	5.9	2.1	3.8
Debt extinguishment costs	16.5	7.0	9.5	1.8	0.6	1.2
Net loss (gain) on asset disposals(c)	3.9	(0.2)	4.1	(7.7)	(1.6)	(6.1)
Foreign currency exchange (gain) loss(d)	(2.1)	(0.1)	(2.0)	5.4	(0.6)	6.0
LIFO (benefit) expense(e)	(2.5)	(1.0)	(1.5)	10.8	3.8	7.0
Transaction and other related costs(f)	6.1	2.6	3.5	1.7	0.6	1.1
Equity-based compensation	18.4	7.8	10.6	13.6	4.8	8.8
Restructuring, integration and business optimization expenses(g)	10.2	4.3	5.9	1.4	0.5	0.9
Defined benefit plan pension (benefit) cost(h)	(0.1)	—	(0.1)	2.4	0.8	1.6
Other(i)	3.4	1.5	1.9	4.7	1.5	3.2
Adjusted Net Income, including non-cash GILTI tax	111.9	53.4	58.5	139.9	52.0	87.9
Impact of non-cash GILTI tax(2)	—	(19.1)	19.1	—	(19.3)	19.3
Impact of tax reform(3)	—	(1.6)	1.6	—	—	—
Adjusted Net Income(1)	$111.9	$32.7	$79.2	$139.9	$32.7	$107.2

Adjusted earnings per share:
Adjusted basic earnings per share			$0.59			$0.80
Adjusted diluted earnings per share			$0.58			$0.79

Weighted average shares outstanding:
Basic			135,292,163			134,213,571
Diluted			136,188,033			135,305,370

See Appendix Table A-1 for Descriptions to PQ Non-GAAP Reconciliations in the table above.
(1)We define adjusted net income as net income attributable to PQ Group Holdings adjusted for non-operating income or expense and the impact of certain non-cash or other items that are included in net income that we do not consider indicative of our ongoing operating performance. Adjusted net income is presented as a key performance indicator as we believe it will enhance a prospective investor’s understanding of our results of operations and financial condition. Adjusted net income may not be comparable with net income or adjusted net income as defined by other companies.
(2)Amount represents the impact to tax expense in net income before non-controlling interest and the related adjustments to net income associated with GILTI provisions of the Tax Cuts and Jobs Act of 2017 (“TCJA”). As of January 1, 2018, GILTI results in taxation of “excess of foreign earnings,” which is defined as amounts greater than a 10% rate of return on applicable foreign tangible asset basis. The company is required to record incremental tax provision impact with respect to GILTI as a result of having historical U.S. net operating loss (“NOL”) amounts to offset the GILTI taxable income inclusion. This NOL utilization precludes us from recognizing foreign tax credits (“FTCs”) which would otherwise help offset the tax impacts of GILTI. No FTCs will be recognized with respect to GILTI until our cumulative NOL balance has been exhausted. Because the GILTI provision does not impact our cash taxes (given available U.S. NOLs), and given that we expect to recognize FTCs to offset GILTI impacts once the NOLs are exhausted, we do not view this item as a component of core operations.
(3)Represents the transaction tax adjustment for the impact of the rate change in the United Kingdom related to the UK Finance Act recorded in net income.

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 12

Appendix Table A-3: Business Segment Sales and Adjusted EBITDA

	Three months ended September 30,			Nine months ended September 30,
	2020	2019	% Change	2020	2019	% Change

Sales:
Refining Services	$107.6	$118.3	(9.0)%	$298.7	$341.5	(12.5)%
Silica Catalysts	23.1	25.6	(9.8)%	73.1	62.3	17.3%
Performance Materials	104.6	115.1	(9.1)%	274.3	295.1	(7.0)%
Performance Chemicals	148.5	167.9	(11.6)%	465.4	526.2	(11.6)%
Eliminations	(3.5)	(3.1)		(10.1)	(10.4)
Total sales	$380.3	$423.8	(10.3)%	$1,101.4	$1,214.7	(9.3)%

Zeolyst joint venture sales	$26.6	$54.4	(51.1)%	$99.7	$123.0	(18.9)%

Adjusted EBITDA:
Refining Services	$44.3	$51.2	(13.5)%	$116.5	$133.7	(12.9)%
Catalysts	11.8	31.6	(62.7)%	59.7	79.4	(24.8)%
Performance Materials	25.3	25.8	(1.9)%	66.1	65.5	0.9%
Performance Chemicals	33.9	36.8	(7.9)%	108.4	120.6	(10.1)%
Total Segment Adjusted EBITDA	$115.3	$145.4	(20.7)%	$350.7	$399.2	(12.1)%
Corporate	(6.7)	(7.7)	13.0%	(26.0)	(28.0)	7.1%
Total Adjusted EBITDA	$108.6	$137.7	(21.1)%	$324.7	$371.2	(12.5)%

Adjusted EBITDA Margin:
Refining Services	41.2%	43.3%		39.0%	39.2%
Catalysts(1)	23.7%	39.5%		34.5%	42.8%
Performance Materials	24.2%	22.4%		24.1%	22.2%
Performance Chemicals	22.8%	21.9%		23.3%	22.9%
Total Adjusted EBITDA Margin(1)	26.7%	28.8%		27.0%	27.7%

(1)Adjusted EBITDA margin calculation includes proportionate 50% share of sales from the Zeolyst joint venture.

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 13

Appendix Table A-4: Constant Currency Sales and Adjusted EBITDA

	Three months ended September 30, 2020			Three months ended September 30, 2019
	As Reported	FX	Constant Currency	As Reported	% Change
	(in millions, except percentages)
Sales:
Refining Services	$107.6	$—	$107.6	$118.3	(9.0)%
Silica Catalysts	23.1	(0.1)	23.0	25.6	(10.2)%
Performance Materials	104.6	(0.5)	104.1	115.1	(9.6)%
Performance Chemicals	148.5	2.9	151.4	167.9	(9.8)%
Eliminations	(3.5)	0.2	(3.3)	(3.1)	(6.5)%
Total sales	$380.3	$2.5	$382.8	$423.8	(9.7)%

Zeolyst joint venture sales	$26.6	$—	$26.6	$54.4	(51.1)%

Adjusted EBITDA:
Refining Services	$44.3	$—	$44.3	$51.2	(13.5)%
Catalysts	11.8	(0.2)	11.6	31.6	(63.3)%
Performance Materials	25.3	—	25.3	25.8	(1.9)%
Performance Chemicals	33.9	0.4	34.3	36.8	(6.8)%
Total Segment Adjusted EBITDA	$115.3	$0.2	$115.5	$145.4	(20.6)%
Corporate	(6.7)	—	(6.7)	(7.7)	13.0%
Total Adjusted EBITDA	$108.6	$0.2	$108.8	$137.7	(21.0)%

	Nine months ended September 30, 2020			Nine months ended September 30, 2019
	As Reported	FX	Constant Currency	As Reported	% Change
	(in millions, except percentages)
Sales:
Refining Services	$298.7	$—	$298.7	$341.5	(12.5)%
Silica Catalysts	73.1	0.8	73.9	62.3	18.6%
Performance Materials	274.3	2.5	276.8	295.1	(6.2)%
Performance Chemicals	465.4	15.0	480.4	526.2	(8.7)%
Eliminations	(10.1)	(0.2)	(10.3)	(10.4)	1.0%
Total sales	$1,101.4	$18.1	$1,119.5	$1,214.7	(7.8)%

Zeolyst joint venture sales	$99.7	$—	$99.7	$123.0	(18.9)%

Adjusted EBITDA:
Refining Services	$116.5	$—	$116.5	$133.7	(12.9)%
Catalysts	59.7	0.3	60.0	79.4	(24.4)%
Performance Materials	66.1	0.5	66.6	65.5	1.7%
Performance Chemicals	108.4	3.5	111.9	120.6	(7.2)%
Total Segment Adjusted EBITDA	$350.7	$4.3	$355.0	$399.2	(11.1)%
Corporate	(26.0)	—	(26.0)	(28.0)	7.1%
Total Adjusted EBITDA	$324.7	$4.3	$329.0	$371.2	(11.4)%

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 14

Appendix Table A-5: Adjusted Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in millions)
Net cash provided by operating activities	$88.5	$121.9	$150.6	$181.9

Less:
Purchases of property, plant and equipment(1)	(26.3)	(26.2)	(76.8)	(91.7)

Free cash flow	62.2	95.7	73.8	90.2

Adjustments to free cash flow:
Proceeds from sale of assets	—	—	10.3	—
Net interest proceeds on currency swaps	2.4	3.9	4.6	8.4

Adjusted free cash flow(2)	$64.6	$99.6	$88.7	$98.6

Net cash used in investing activities(3)	$(5.9)	$(20.8)	$(42.1)	$(54.7)
Net cash used in financing activities	$(4.3)	$(102.9)	$(10.2)	$(103.2)

(1)Excludes the company’s proportionate 50% share of capital expenditures from the Zeolyst joint venture.
(2)We define adjusted free cash flow as net cash provided by operating activities less purchases of property, plant and equipment, adjusted for proceeds from sale of assets and net interest proceeds on swaps designated as net investment hedges. Adjusted free cash flow is a non-GAAP financial measure that we believe will enhance a prospective investor’s understanding of our ability to generate additional cash from operations, including the reduction in cash paid for interest related to our cross-currency interest rate swaps, and is an important financial measure for use in evaluating our financial performance. Our presentation of adjusted free cash flow is not intended to replace, and should not be considered superior to, the presentation of our net cash provided by operating activities determined in accordance with GAAP. Additionally, our definition of adjusted free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view adjusted free cash flow as a measure that provides supplemental information to our consolidated statements of cash flows.
(3)Net cash used in investing activities includes purchases of property, plant and equipment, proceeds from sale of assets and net interest proceeds on swaps designated as net investment hedges, which are also included in our computation of adjusted free cash flow.

PQ Group Holdings Third Quarter 2020 Earnings Release	Page 15